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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K



                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


       Date of report (Date of earliest event reported): December 22, 2005


                             Patapsco Bancorp, Inc.
              -----------------------------------------------------
               (Exact Name of Registrant as Specified in Charter)

          Maryland                    0-28032                  52-1951797
----------------------------   ----------------------    ---------------------
(State or Other Jurisdiction   Commission File Number      (I.R.S. Employer of
 Incorporation)                                            Identification No.)


                 1301 Merritt Boulevard, Dundalk, Maryland      21222
       ------------------------------------------------------------------
               (Address of Principal Executive Offices)      (Zip Code)


       Registrant's Telephone Number, Including Area Code: (410) 285-1010
                                                           --------------

                                 Not Applicable
     -----------------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)



Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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ITEM 8.01   OTHER EVENTS
            ------------

         On December 22, 2005, Patapsco Bancorp, Inc. (the "Company") announced that its Board of Directors declared a quarterly cash dividend for shareholders of the Company's common stock, in the amount of $.0625 per share payable on or about January 27, 2006 to stockholders of record at the close of business on January 9, 2006.

         At the same time, the Company's Board of Directors also declared a $.46875 per share dividend for shareholders of the Company's Series A Non-Cumulative, Perpetual Convertible Preferred Stock (the "Preferred Stock") for the period from October 1, 2005 to December 31, 2005, payable on or about January 27, 2006 to stockholders of record of the Preferred Stock at the close of business on January 9, 2006. For more information regarding the dividends, reference is made to the Company's press release dated December 22, 2005, which is attached hereto as Exhibit 99 and incorporated herein by reference.

ITEM 9.01   FINANCIAL STATEMENTS AND EXHIBITS
            ---------------------------------

     (a)    Not applicable.


     (b)    Not applicable.


     (c)    The following exhibit is filed herewith:

            Exhibit 99       Press Release dated December 22, 2005


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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        PATAPSCO BANCORP, INC.



Date: December 23, 2005                 By: /s/ Michael J. Dee
                                            ---------------------------------
                                            Michael J. Dee
                                            Senior Vice President and
                                            Chief Financial Officer